PRESS RELEASE

Finjan Launches CybeRisk Security Solutions to Provide Cybersecurity Risk and
Security Advisory Services to International Markets

Yoram Golandsky tapped as CEO of new Israel-based company delivering innovative comprehensive security solutions from the server room to the board room

E. PALO ALTO, CA June 15, 2015 – Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced the launch of CybeRisk Security Solutions (“CybeRisk”) to provide cybersecurity risk advisory services to customers around the world. Yoram Golandsky, who previously led Cisco’s Cyber Security Center of Excellence as General Manager, has been named Chief Executive Officer of the new company. CybeRisk will service clients throughout Europe, North America, and other key global markets from its headquarters in Tel Aviv.

“Finjan was founded in Israel and, although we’re now a Silicon Valley company, our roots there have always been a significant strength. We’re excited to be launching CybeRisk in Tel Aviv, which has become the international ground zero for advancements in cybersecurity,” said Phil Hartstein, President and CEO of Finjan. “As one of the world’s leading security experts, Yoram is optimally positioned to guide the expansion of Finjan’s portfolio of offerings into the international cybersecurity services sector.”

Golandsky brings to his role of CEO more than 20 years of experience delivering security technology and advisory services in the financial services, ecommerce, and payment system industries. Prior to joining Cisco, he was founder and CEO of Security Art Ltd., a leader in providing worldwide cybersecurity and information risk management services. His other posts have included Head of Information Security at RSA, the Security Division of EMC; and Chief Security Officer at PriceWaterhouseCoopers Israel.

“I’m excited to be charged with building CybeRisk at a time when cybersecurity threats to major corporations and smaller organizations alike are all too real and the potential consequences severe,” said Golandsky. “The team we’ve brought together has unparalleled expertise in providing tailored guidance on the technology side as well as at the board level.”

CybeRisk’s management team includes COO Eyal Harari, who also joins from Cisco’s Cyber Security Center of Excellence. As Business Operations Manager there, Harari was responsible for the Center's commitments to its clients in regards to project initiation, deliverables, finance, quality, and timeframes, in addition to managing the Center's resources and reporting both internally and externally. Prior to his role at Cisco, Harari was Business Operations Manager of Security Art Ltd., and he has also served as Corporate Strategy Manager at Amdocs Inc. and as an independent consultant.

Finjan’s investment in CybeRisk is in line with its strategy of reinvesting proceeds from successful cybersecurity investments, while continuing to support its patent monetization program.

Finjan was founded in 1997 to provide disruptive behavior-based threat detection software known today as malware. The company then went on to deliver software and hardware solutions to small and medium businesses as well as enterprise-class deployments. Today, Finjan licenses its intellectual property portfolio, has an active investment in Jerusalem Venture Partner’s Cyber Strategic Partners Fund VII, is developing consumer products targeting mobile security and consumer privacy, and, with the introduction of CybeRisk, now operates a premium services business model.

ABOUT FINJAN
Founded in 1997, Finjan is recognized globally as a cybersecurity pioneer and leader. Finjan’s investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan’s software detects malicious code and protects end users from identity and data theft, spyware, malware, phishing, trojans, and other online threats. To date, Finjan has successfully licensed its intellectual property to major technology companies for more than $150 million.  For more information about Finjan, please visit www.finjan.com.

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Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings’ intended plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release, and Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.